                                   FORM - 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 22, 2001


                       FASTCOMM COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                VIRGINIA                          0-17168       54-1289115
--------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION OF CORPORATION)    (COMMISSION FILE NO.)  (IRS EMP)


                  45472 HOLIDAY DRIVE, STERLING, VIRGINIA 20166
--------------------------------------------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS) (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (703) 318-7750


                                      NONE
--------------------------------------------------------------------------------
             (FORMER NAME AND ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS.

         On May 22, 2001, FastComm Communications Corp. ("Company") completed a sale of $3,000,000 of its Convertible Subordinated Secured Debentures (the "Debentures") to Wesley Clover Corporation, a Canadian Corporation (the "Purchaser"). The sale was made pursuant to a Debenture Purchase and Security Agreement, also dated as of May 22, 2001 (the "Debenture Purchase Agreement").

         The principal and accrued interest of the Debentures are convertible, at any time into fully paid and non assessable shares of the Company's common stock at a conversion price of $.446 per share, subject to adjustment in the event of a stock dividend, stock split, combination, reclassification or other similar event. Principal disbursements of the debenture are to be made in three tranches. The debentures bear interest at the rate of ten percent (10%) per annum. The obligations of the Company under Debentures are secured by a security interest in the assets of the Company, which is expressly prior and subordinate to the prior payment in full of all Senior Indebtedness of the Company. Senior Indebtedness is defined to mean the principal of and premium if any, and interest on all indebtedness of the Company under the existing financing agreement with Alliance Capital Corporation and its successors and assigns and any other indebtedness of the Company, which the Company and the Purchaser specifically agree in writing, shall constitute Senior Indebtedness.

         In connection with the sale of the Debentures, the Purchaser was granted the right, but not the obligation to designate one member to the Company's board of directors, who shall also be nominated to chair the Audit Committee. In addition, the Purchaser was issued a warrant (the "Warrant") to purchase 3,363,229 of the Company's common stock at a price of $.5575 per share (subject to price adjustment in the event of any stock divide, stock split, combination, reclassification or other similar event). The Warrants are subject to the right of call by the Company if, for a period of thirty consecutive trading days prior to a notice of call, the closing price of the common stock is equal to a greater than $1.12 per share (as adjusted) and no event of default has occurred under the Debenture Purchase Agreement.

         The Debenture Purchase Agreement contains provisions granting to the Purchaser, certain registration rights, pursuant to which the Company agreed to provide certain registration rights to the holders of the Debentures and the Warrants under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired. N/A

         (b)      Pro Forma Financial Information. N/A

         (c)      Exhibits. The following exhibits are filed with this Report:

Exhibit No.       Description

4.1 Debenture Purchase and Security Agreement by and between FastComm Communications Corporation and Wesley Clover Corporation dated as of May 22, 2001.

4.2               Form of Convertible Subordinated Secured Debenture dated
                  June 8, 2001.

4.3 Form of Common Stock Purchase Warrant between FastComm Communications Corporation in favor of Wesley Clover Corporation dated as of June 8, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FASTCOMM COMMUNICATIONS CORP.


                                            /s/      Mark H. Rafferty
                                            ------------------------------------
                                            Name:    Mark H. Rafferty
                                            Title:   Chief Financial Officer

Date:    June 8, 2001


                                       3